UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Villa Di Felicita, 7891 Highway 110 North, Tyler, Texas, on Thursday, April 18, 2013, at 4:00 p.m., local time, for the purpose of considering and acting upon the following:

1.	the election of five nominees named in this proxy statement as members of the board of directors of the Company (“the Board”) to serve until the Annual Meeting of Shareholders in 2016;
2.
the approval of a Restated Certificate of Formation in order to conform the Company's Articles of Incorporation to the requirements of the Texas Business Organizations Code and generally update the Company's current Articles of Incorporation;

3.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2013; and

4.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  After the meeting, the Company’s officers and directors will be available to answer your questions.  Representatives from EY, the Company’s independent registered public accounting firm, are expected to be in attendance and available to answer your questions or make a statement if they so desire.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on February 26, 2013, are entitled to vote at the Annual Meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing to the Corporate Secretary at the Company’s principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ B. G. HARTLEY
B. G. Hartley
Chairman of the Board
Tyler, Texas
March 6, 2013

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on April 18, 2013;

The Company's Proxy Statement and 2012 Annual Report will be available at http://www.southside.com/investor/proxymaterials.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE INVESTOR SERVICES, IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.

i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 18, 2013

TO OUR SHAREHOLDERS:

This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 18, 2013, at 4:00 p.m. at Villa Di Felicita, 7891 Highway 110 North, Tyler, Texas, and at any adjournments thereof, for the purpose of considering and acting upon the following:

1.	the election of five nominees named in this proxy statement as members of the board of directors of the Company (“the Board”) to serve until the Annual Meeting of Shareholders in 2016;
2.
the approval of a Restated Certificate of Formation in order to conform the Company's Articles of Incorporation to the requirements of the Texas Business Organizations Code and generally update the Company's current Articles of Incorporation (the “restated certificate of formation”);

3.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2013; and

4.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

This Proxy Statement and a proxy card, as well as the Annual Report of the Company for the year ended December 31, 2012, including financial statements, are first being sent to shareholders on or about March 21, 2013.

You are encouraged to review all of the information contained in the proxy materials before voting.

VOTING OF PROXY

If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:

•	FOR the election of all the nominees named in this proxy statement as directors;

•	FOR the approval of the restated certificate of formation; and

•	FOR the ratification of the appointment of EY.

The proxies will use their discretion with respect to voting on any other matters presented for a vote.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.

If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or the Internet by following the instructions below.  Voting instructions appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.

•	To vote by mail, complete, sign, and return the enclosed proxy card in the envelope provided to: Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI, 02940-5068.

•
To vote by telephone, call toll free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message. There is NO CHARGE to you for the call.

•	To vote using the Internet, access the voting site at www.investorvote.com/SBSI and follow the voting instructions set forth on the secure website.

The telephone and Internet procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card. Proxies submitted by telephone or Internet must be recorded by 1:00 a.m. Central time on April 18, 2013.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that neither the proposal to elect directors nor the proposal to approve the restated certificate of formation is considered a routine matter. Consequently, if you do not give your broker or nominee specific voting instructions with respect to those proposals, your street name shares will be treated as broker non-votes with respect to those proposals (see “Quorum, Voting Rights and Procedures” below).

If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.
REVOCABILITY OF PROXY
Your proxy may be revoked prior to the Annual Meeting by providing notice in writing to the Corporate Secretary at the Company’s principal office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation. The Alliance Advisors, L.L.C. has been retained by the Company to assist in the solicitation of proxies for a fee of $6,500, plus expenses.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on February 26, 2013, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on February 26, 2013, there were approximately [______] shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all proposals brought before the Annual Meeting, requires that a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of five directors to serve until the 2016 Annual Meeting, requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the five nominees for director who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast.
Proposal 2, the approval of a Restated Certificate of Formation, requires the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote.
Proposal 3, the ratification of EY as the Company’s independent registered public accounting firm, and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.
EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, shares represented by proxies that are marked “withhold” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.
For Proposal 2, the approval of a Restated Certificate of Formation, express abstentions and broker non-votes will have the same effect on proposal as a vote against such proposal.
For Proposal 3, and for any other matter that may properly come before the meeting, express abstentions will be included in vote totals and, as such, will have the same effect on proposals as a vote against such proposals.
For Proposals 1 and 3 and for any other matter that may properly come before the meeting, broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on such proposals.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The Board is classified into three classes, two of which are comprised of five directors and one that is comprised of four directors, for a total of 14 directors.  One class of directors is elected each year for a three-year term.  At the Annual Meeting five directors are to be elected for a term of three years.  Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominated, except for B.G. Hartley, is independent under NASDAQ listing rules.

The five nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2016 Annual Meeting:

Term Expiring 2016

•	Alton Cade

•	Pierre de Wet

•	B.G. Hartley

•	Paul W. Powell

•	Donald W. Thedford

Alton Cade, Pierre de Wet, B.G. Hartley, Paul W. Powell, and Donald W. Thedford are currently directors of the Company and its subsidiary, Southside Bank.  All of the nominees were previously elected to the Board by shareholders.  For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of the Company.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information regarding our nominees for director, our continuing directors and our current executive officers.  Our Board is divided among three classes, with members of each class serving three-year terms.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2016 ANNUAL MEETING	INITIAL ELECTION TO BOARD
ALTON CADE (76) – Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007.  He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960.  In addition, he is the managing partner of a family ranch and investment company.  He has served as an Elder/Trustee of Glenwood Church of Christ since 1977.  Mr. Cade has served on the Board since 2003 and prior to that on the Board of Southside Bank for over ten years.  Mr. Cade’s management and business skills combined with his knowledge of real estate and years of experience on the Board, qualify him to be a member of the Board.
2003
PIERRE DE WET (58) – Mr. de Wet has been a real estate developer for 25 years.  He also founded Kiepersol Enterprises, Inc. in 1998 and currently serves as its president.  Kiepersol Enterprises, Inc. includes Kiepersol Estates and the KE brand businesses including KE Cellars, a boutique winery, and KE Bushman’s winery and entertainment venue.  Mr. de Wet started and chaired Mane Mission, a non-profit event benefiting mentally challenged citizens and he currently serves on the Board of Walnut Grove Water Systems.  Mr. de Wet has been a member of the Southside Bank Board since April 2009.  Mr. de Wet’s management and leadership skills combined with his knowledge of business and finance qualify him to be a member of the Board.
2010
B. G. HARTLEY (83) Mr. Hartley became Chairman of the Board of the Company in 1982 and previously served as Chief Executive Officer (“CEO”) of the Company since its inception until he retired on January 5, 2012.  He is also Chairman of the Board of Southside Bank and previously served as Southside Bank’s CEO since its opening in 1960 until he retired on January 5, 2012.  He is a former member of the American Bankers Association (“ABA”) Board of Directors, past Chairman of the ABA National BankPac Committee and a past member of the Administrative Committee of the ABA Government Relations Council.  He is currently a member of the board of directors of East Texas Medical Center Regional Healthcare System and past Chairman of the Texas Taxpayers and Research Association.  He is also a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Science Center at Tyler.  Mr. Hartley has 66 years of banking experience and has served as Chairman of the Board since its organization in 1982, both of which qualify him to be a member of the Board.
1982
PAUL W. POWELL (79) –  Mr. Powell is the former President and CEO of GuideStone Financial Services.  He serves as an officer of the Robert M. Rogers Foundation and is a former Chairman of the Board of Trinity Mother Frances Health System.  In addition, he served as President and CEO of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.  Mr. Powell’s leadership skills in several capacities, his knowledge of the health care industry, his CEO experience with the Southern Baptist Annuity Board, combined with his years of experience on the Board, qualify him to be a member of the Board.
1999
DONALD W. THEDFORD (63) – Mr. Thedford has been the owner and President of Don’s TV & Appliance, Inc. since 1979. He is a member of the National Appliance Retail Dealers Association and the Nationwide Marketing Group. Mr. Thedford serves on the board of directors for the Tyler Area Chamber of Commerce, and the advisory board of the Salvation Army. Mr. Thedford’s management and leadership skills running his business for over 30 years combined with his overall knowledge of business and finance, qualify him to be a member of the Board.	2009
DIRECTORS CONTINUING UNTIL THE 2014 ANNUAL MEETING
LAWRENCE ANDERSON, M.D. (56) – Dr. Anderson has been the managing partner of Dermatology Associates of Tyler since 1996 and has credentials in surgery, teaching and research.  He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland.  He is the Chairman of the Development Board for the University of Texas at Tyler and a published author, with a number of publications, presentations and lectures to his credit.  He is also a director of Southside Bank having served in that capacity since 2010.  Dr. Anderson’s management and leadership skills combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010
SAM DAWSON (65) – Mr. Dawson is CEO and President of the Company, having served as President and Secretary since 1998 and CEO effective January 5, 2012.  He joined Southside Bank in 1974 and is currently President, CEO and a director of Southside Bank.  He is a director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital and serves on the board of directors of the Tyler Junior College Foundation, the Development Board of the University of Texas at Tyler and the Literacy Council.  Mr. Dawson has over 35 years of banking experience and has served on this Board since 1997, all of which qualify him to be a member of the Board.
1997
MELVIN B. LOVELADY, CPA (76) – Mr. Lovelady has a BBA with a major in accounting, has been a licensed CPA since 1967, holds a Series 7 license, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.  He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000 (now Covenant Multi-Family Offices, LLC).  He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004.  Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres & Co.  He is a member of the board of directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the A. W. Riter, Jr. Family Foundation, the Hospice of East Texas, the East Texas Regional Food Bank Foundation and a Trustee of the R. W. Fair Foundation.  Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, including serving on this Board since 2005, all of which qualify him to be a member of the Board.
2005

WILLIAM SHEEHY (72) – Mr. Sheehy retired December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971.  Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement.  Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as, real estate.  Within these areas Mr. Sheehy had extensive experience in reorganizations, acquisitions and transactional events.  As part of the banking practice Mr. Sheehy had experience in loan structuring and collection issues.  Mr. Sheehy is a former director of the Texas Association of Bank Counsel.  Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization.  He was a senior partner of a law firm prior to his retirement and has served on this Board since 1983, all of which qualify him to be a member of the Board.
1983
PRESTON L. SMITH (56) – Mr. Smith has been the President and owner of PSI Production, Inc. since 1985.  He is an active member of the Independent Petroleum Association of America and served as its Northeast Texas Representative to the Board of Directors from 1999 to 2005.  Mr. Smith serves on the Board of Trustees for All Saints Episcopal School of Tyler, is Vice President of the Texas Rose Festival Association, and is Chairman of the Board of Trinity Mother Frances Health System.  Mr. Smith’s management and leadership skills, combined with his knowledge of oil and gas and the health care industry qualify him to be a member of the Board.
2009
DIRECTORS CONTINUING UNTIL THE 2015 ANNUAL MEETING
HERBERT C. BUIE (82) – Mr. Buie has been CEO of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955.  He serves on the Boards of Directors of the University of Texas Health Science Center at Tyler, the Development Board of directors of the University of Texas at Tyler, the East Texas Regional Food Bank, The Salvation Army, Tyler Economic Development Council, the University of Texas at Tyler Foundation and the East Texas State Fair.  Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills.  These skills, combined with his service on numerous boards, including this Board since 1988, qualify him to be a member of the Board.
1988
ROBBIE N. EDMONSON (81) – Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the board of directors of Southside Bank. Mr. Edmonson has over 50 years of banking experience and has served on this Board since 1982, both of which qualify him to be a member of the Board.	1982
JOHN R. (BOB) GARRETT (59) – Mr. Garrett is a residential and commercial Real Estate Developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002.  Mr. Garrett is also Vice President of the R. W. Fair Foundation, a member of the Board of Regents of Stephen F. Austin State University and a member of the University of Texas Health Science Center at Tyler Development Board.  He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders.  He is a former member of the board of the Tyler Economic Development Council and the Tyler Area Chamber of Commerce and former director of the Texas National Housing Research Center.  Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.
2009
JOE NORTON (76) – Mr. Norton owns Norton Equipment Company and is a general partner in Norton Leasing Ltd., LLP.  Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years, until 1989.  He also owned W. D. Norton, Inc. d/b/a Overhead Door, for 16 years, until 2005.  Mr. Norton brings to our Board an extraordinary understanding of our business, history and organization, as well as management, business and leadership skills.  These skills, combined with serving on this Board since 1988, qualify him to be a member of the Board. Mr. Norton is past Vice Chairman of the Board of Regents, East Texas State University (Texas A&M-Commerce) and serves on the Board of Trustees for All Saints Episcopal School of Tyler.
1988

EXECUTIVE OFFICERS
LEE R. GIBSON, CPA (56) – Mr. Gibson has served as Senior Executive Vice President and Chief Financial Officer (“CFO”) of the Company since 2009.  He has served as an executive and CFO of the Company since 2000.  He is also a director of Southside Bank.  He joined Southside Bank in 1984 and in addition to being a Senior Executive Vice President and the CFO, is responsible for management of the investment portfolio and asset-liability management for the Company.  He currently serves on the Board of the East Texas Boy Scout Foundation, and the Tyler Junior College Foundation and on the Executive Board of the East Texas Area Council of Boy Scouts. He is the immediate past Chairman of the board of directors of the Federal Home Loan Bank of Dallas, and Council of Federal Home Loan Banks, and immediate past President of the East Texas Area Council of Boy Scouts.

JERYL STORY (61) – Mr. Story has served as Senior Executive Vice President of the Company since 2009.  He has served as an executive of the Company since 2000.  He joined Southside Bank in 1979 and is currently Senior Executive Vice President and director of Southside Bank and is responsible for all lending functions.

MICHAEL L. COOGAN, CFA (53) – Mr. Coogan joined Southside Bank as Executive Vice President and Treasurer in 2009 and is an advisory director of Southside Bank.  At Southside Bank his responsibilities include investment security execution and assisting with the strategic direction of the investment portfolio.  He is also the President of the Company’s subsidiary, Southside Securities, Inc., a broker dealer.  He has over 25 years of experience in investment management.  From 2006 to 2008, Mr. Coogan was employed as a Senior Vice President of ANB Financial Group where he was in charge of all trading activity. In the latter half of 2008, Mr. Coogan was a managing director of Gulf Finance House, a large international investment bank. He was a Senior Vice President at Performance Trust Capital Partners at the time of his departure and worked there from 1995 to 2006, where he was in charge of municipal trading and was a senior member of the analytical team.

PETER M. BOYD (57) – Mr. Boyd currently serves as Regional President, Central Texas joining Southside Bank in 1998 and is an advisory director of Southside Bank. A graduate of the University of Texas at Austin, he has over 30 years of commercial lending experience and currently manages the Austin Westlake Branch. He is Vice President of the Church Corporation of The Episcopal Diocese of Texas and a member of the Board of the St. Luke's Episcopal Hospital Charities Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 15, 2013, for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our executive officers included in our Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
Lawrence Anderson, M.D. (2)	11,218	*
Peter M. Boyd (3)	6,319	*
Herbert C. Buie (4)	545,153	3.2
Alton Cade (5)	57,948	*
Sam Dawson (6)	120,259	*
Pierre de Wet	26,543	*
Robbie N. Edmonson (7)	61,186	*
John R. (Bob) Garrett	5,281	*
B. G. Hartley (8)	176,631	1.0
Melvin B. Lovelady (9)	12,156	*
Joe Norton (10)	204,328	1.2
Paul W. Powell	54,201	*
William Sheehy (11)	120,023	*
Preston Smith (12)	2,248	*
Donald W. Thedford	6,816	*
Lee R. Gibson (13)	27,507	*
Jeryl Story (14)	93,162	*
Michael L. Coogan (15)	4,615	*
BlackRock, Inc. (16)	1,213,971	7.2
The Vanguard Group, Inc. (17)	995,256	5.9
All directors, nominees, executive officers and 5% shareholders of the company as a group (20 in total).	3,744,821	22.1

*    Less than 1% of total outstanding shares (16,976,549) as of February 15, 2013.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name.

(2)
Dr. Anderson owns 10,814 shares in an individual retirement account and has sole investment and voting power in these shares. Dr. Anderson owns beneficially 243 shares held by Vida Partnership LTD. Dr. Anderson is custodian for his daughter for 55 shares and his son for 106 shares, which are included in the total. Dr. Anderson disclaims beneficial ownership of these 161 shares.

(3)
Mr. Boyd has sole voting and investment power with respect to 4,333 shares owned individually. He also has sole voting power but not investment power with respect to 1,241 shares owned in the Company's ESOP plan, in which he is 100% vested. Mr. Boyd owns 3,705 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 1,040 shares subject to stock options that are exercisable within 60 days of the record date.

(4)
Mr. Buie has sole voting and investment power with respect to 495,057 shares owned individually.  Mr. Buie owns 30,128 shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 13,282 shares owned by Mr. Buie’s wife, 3,491 shares owned by Mrs. Buie as trustee for their son and 3,195 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 19,968 shares, which are included in the total.

(5)
Mr. Cade has joint voting and investment power with his wife with respect to 27,394 shares and also owns beneficially 26,104 shares held by Cochise Company, Inc., of which he is President.  Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust, which owns 4,450 shares.

(6)
Mr. Dawson holds sole voting and investment power with respect to 81,334 shares and has sole voting power, but not investment power, with respect to 15,550 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Mr. Dawson owns 15,699 shares in an individual retirement account and has sole voting and investment power in these shares. Also, included in the total are 3,031 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial ownership. Also included in the total are 4,645 shares subject to stock options that are exercisable within 60 days of the record date.

(7)
Mr. Edmonson has sole voting and investment power with respect to 40,823 shares and has voting power, but not investment power, with respect to 20,363 shares, owned in the Company’s ESOP Plan, in which he is 100% vested.

(8)
Mr. Hartley has sole voting and investment power with respect to 116,231 shares.  He also has sole voting power, but not investment power, with respect to 25,952 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 34,448 shares owned by Mr. Hartley’s wife (5,177 of those shares are owned in the Company’s ESOP Plan) of which Mr. Hartley disclaims beneficial ownership.

(9)	Mr. Lovelady has joint voting and investment power with his wife with respect to 12,156 shares owned jointly.

(10)
Mr. Norton has sole voting and investment power with respect to 194,522 shares.  Mr. Norton is custodian for his granddaughter for 6,269 shares and his grandson for 3,537 shares, which are included in the total.  Mr. Norton disclaims beneficial ownership of these 9,806 shares.

(11)	Mr. Sheehy has sole voting and investment power with respect to 103,868 shares owned individually and 16,155 shares in an individual retirement account.

(12)
Mr. Smith has sole voting and investment power with respect to 1,103 shares owned individually. Also, included in the total are 1,145 shares owned by Mr. Smith's wife, of which he disclaims all beneficial ownership.

(13)
Mr. Gibson has sole voting power and investment power with respect to 8,786 shares owned individually.  He also has sole voting power, but not investment power, with respect to 14,314 shares owned in the Company’s ESOP plan, in which he is 100% vested. Also included in the total are 4,407 shares subject to stock options that are exercisable within 60 days of the record date.

(14)
Mr. Story owns 72,891 shares and has sole voting and investment power for these shares.  In addition, he has joint voting and investment power with his wife with respect to 98 shares and sole voting, but not investment power, with respect to 15,766 shares owned in the Company’s ESOP plan, in which he is 100% vested. Also included in the total are 4,407 shares subject to stock options that are exercisable within 60 days of the record date.

(15)
Mr. Coogan has sole voting power and investment power with respect to 2,702 shares owned individually.  He also has sole voting power but not investment power, with respect to 359 shares owned in the company’s ESOP plan, in which he is 60% vested. Also included in the total are 1,554 shares subject to stock options that are exercisable within 60 days of the record date.

(16)
Information obtained solely by reference to the Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 5, 2013 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole dispositive power and sole voting power over the 1,213,971 shares held as of December 31, 2012.  BlackRock also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one person’s interest is more than five percent of our total outstanding common stock.  The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(17)
Information obtained solely by reference to the Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 12, 2013 by The Vanguard Group, Inc. (“Vanguard”).  Vanguard reported that it has (i) sole voting power over 28,702 shares, (ii) sole dispositive power over 967,919 shares and (iii) shared dispositive power over 27,337 shares held as of December 31, 2012.  The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors functions in a collaborative fashion that emphasizes active participation by all of its members. Our business is conducted day-to-day by our officers, under the direction of our CEO, Sam Dawson, with oversight from the Board, to enhance the long-term value of the company for its shareholders. Mr. Dawson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board of Directors determines who to appoint as our Chairman based on the knowledge and experience of the people then serving on our Board of Directors and chooses the person whom it believes best meets the needs of our company. In January 2012, when Mr. B.G. Hartley retired as CEO, our Board of Directors determined that he should continue to serve as Chairman of the Board with Mr. Dawson serving as CEO. These individuals have worked together for over 36 years. As a result, the Board believes there will continue to be consistent communication and coordination throughout the organization and this will continue to result in an effective and efficient implementation of corporate strategy.

Board of Directors Meeting Attendance

The Board of the Company met 16 times during the fiscal year.  No member of the Board attended less than 75% of the aggregate meetings of the Board and all committees on which such director served during 2012.  All of the Company’s directors were in attendance at the Company’s 2012 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each annual meeting of shareholders and all meetings of the Board and committees on which the directors serve.

Independent Directors

The Company’s common stock is listed on the NASDAQ Global Select Market.  NASDAQ listing rules require that a majority of our directors be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Messrs. Hartley, Edmonson and Dawson, are independent directors under the NASDAQ listing rules.

Shareholder Communication with the Board of Directors

The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board.

Code of Ethics

The Company has adopted a Code of Ethics, applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.  Within the time period required by the SEC and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.

Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline.  This includes an online reporting system as well as a toll-free, 24-hour, seven-day-a-week hotline.  This is a confidential service in which officers and employees can report to an independent company any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and therefore, encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

Southside Bancshares, Inc. Board Committees

The Board of the Company has three standing committees:

•	Audit Committee;

•	Nominating Committee; and

•	Compensation Committee.

Southside Bank Board Committees

The board of directors of Southside Bank has five standing committees:

•	Executive Committee;

•	Loan/Discount Committee;

•	Trust Committee;

•	Compliance/EDP/CRA Committee; and

•	Investment/Asset-Liability Committee.

These committees were formed to assist the boards of directors of Southside Bank and the Company in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below.

Board Oversight of Risk

The Company’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk.  The Board believes that an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks.  The Board assumes responsibility for the Company’s overall risk assessment.  The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting.  This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure.  The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units.  The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a company-wide basis.

In addition to periodic reports from the Audit Committee and Compensation Committee about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to their area as necessary.  Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe that our risk oversight structure is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.

COMMITTEES OF THE COMPANY

Audit Committee of Southside Bancshares, Inc.

The Audit Committee of the Board consists of six directors, Messrs. Lovelady (Chairman), Cade, Garrett, Norton, Sheehy, and Thedford.  Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing rules and applicable SEC rules.  In addition, the Nominating Committee of the Board has unanimously determined that Mr. Lovelady, a CPA, qualifies as an “audit committee financial expert” as defined by the SEC.  The Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.

The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered public accounting firm, who report directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Audit Committee met 19 times during 2012.

Audit Committee Charter

The Board has adopted a formal written Audit Committee charter that outlines the purpose of the Audit Committee, sets forth the membership requirements and addresses the key responsibilities of the Audit Committee.  A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Report

The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2012 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered certified public accounting firm, Ernst & Young LLP (“EY”), which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Rule 3526, by the PCAOB, other standards of the PCAOB, rules of the SEC, and other applicable regulations.

The Audit Committee has received the written disclosures and the letter from EY in accordance with applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with EY that firm’s independence.

The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee meets with EY with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Submitted by the Audit Committee of the board of directors of Southside Bancshares, Inc.

Melvin B. Lovelady, CPA, Chairman	Joe Norton
Alton Cade	William Sheehy
John R. (Bob) Garrett	Donald W. Thedford

Nominating Committee of Southside Bancshares, Inc.

The Nominating Committee is responsible for identifying, screening and nominating candidates for election to the Board.  The Committee is comprised of Messrs. Buie (Chairman), Cade, Norton, Powell and Sheehy, each of whom is an independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank.  The Nominating Committee did not meet in 2012.

The Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board. The Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.

The Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit recommendations for the 2014 Annual Meeting should write to the Nominating Committee in care of the Assistant Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Recommendations must be filed with the Assistant Corporate Secretary, on or before November 21, 2013 in order to be included in the proxy statement for the 2014

Annual Meeting. See “Shareholder Proposals.” The Nominating Committee is not obligated to nominate any individual for election.  No shareholder recommendations or nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee and Audit Committee and designating individuals, if any, as an “audit committee financial expert.” These nominations are then submitted to the Board for final approval.

Nominating Committee Charter

The Board has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, sets forth the membership requirements and addresses the key responsibilities of the Nominating Committee.  A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee of Southside Bancshares, Inc.

The Compensation Committee of the Board reviews the Company’s general compensation philosophy, and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the executive officers of the Company, all of whom are also executive officers of Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the executive officers.  Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

The Compensation Committee consists of Messrs. Buie, Garrett, Lovelady, Norton (Chairman), Powell and Sheehy, each of whom is a non-employee, independent director of the Company, as defined by the current NASDAQ listing rules, and a director of Southside Bank.  The Committee met one time in 2012.

Compensation Committee Charter

The Board has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, sets forth the membership requirements and addresses the key responsibilities of the Compensation Committee.  A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, during the fiscal year ended December 31, 2012, is a current or former officer or employee of the Company.

During the fiscal year ended December 31, 2012:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

Compensation Committee Report

The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The board of directors of the Company considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2013 Annual Meeting, each of which will be filed with the SEC.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Submitted by the Compensation Committee of the board of directors of Southside Bancshares, Inc.

Joe Norton, Chairman	Paul W. Powell
Herbert C. Buie	William Sheehy
John R. (Bob) Garrett
Melvin B. Lovelady
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2012 to the Company’s CEO, former CEO, CFO and our other executive officers for fiscal year 2012, who are referred to as the “named executive officers” or “NEOs.”

The Compensation Committee of the Board (“the Committee”) has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure that the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and engages outside consultants, as discussed below.  When determining compensation, the Company typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership skills.

During 2012, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.

The Committee also reviews and develops recommendations for director compensation, including committee service fees.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward long-term and strategic performance, and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The committee also takes into consideration the results of outside examinations and audits.  The committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide the committee then works through its process of evaluating and setting compensation.

Role of Executive Officers in Compensation Decisions

The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.

Setting Executive Compensation

Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.

In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  A peer review was conducted in 2011.  During Committee discussions regarding setting NEO compensation for 2012, the Committee engaged Pearl Meyer & Partners (“PM&P”) to prepare an Executive Compensation Review specifically for the Committee.  This Executive Compensation Review was based on a custom peer group selected by PM&P based on asset size, location and performance (the “Compensation Peer Group”).  The Compensation Peer Group is comprised of seventeen public commercial banks in Texas, Oklahoma, Arkansas, Arizona, Colorado, Mississippi and Missouri, against which PM&P and the Committee believes the Company competes for talent.  At the time of the study the Compensation Peer Group assets ranged from $1.0 billion to $6.7 billion with a median asset size of approximately $2.9 billion. The companies comprising the Compensation Peer Group were:

Texas Capital Bancshares, Inc.	Southwest Bancorp, Inc.
Western Alliance Bancorporation	Centrue Financial Corporation
First Financial Bankshares, Inc.	CoBiz Financial Inc.
BancFirst Corporation	First M&F Corporation
Reliance Bancshares, Inc.	Enterprise Financial Services Corp
Simmons First National Corporation	Encore Bancshares, Inc.
Renasant Corporation	MetroCorp Bancshares, Inc.
Hawthorn Bancshares, Inc.	Home Bancshares, Inc.
Great Southern Bancorp, Inc.

The Compensation Peer Group data is used for comparative purposes only.  We do not target executive officer pay opportunities at any particular percentile relative to our Compensation Peer Group.  The Committee evaluates the NEO's compensation and reviews and discusses performance, job responsibilities and tenure for each NEO position.  Based on this review and discussion of each NEO, the Committee determines the NEO's total compensation.  There is no pre-established policy or target for the allocation among different types of compensation.  In determining the appropriate mix of compensation for 2012, the Committee took into consideration that the Company would likely begin to utilize equity-based compensation as part of its executive officer compensation program.

2012 In Review

On January 5, 2012, long-time CEO B.G. Hartley retired as both CEO of Southside Bancshares, Inc. and Southside Bank. Sam Dawson was elected CEO of both Southside Bancshares, Inc. and Southside Bank on January 5, 2012, and his salary for 2012 was set at $450,000 in recognition of this promotion.

Southside Bancshares, Inc. financial results for 2012, included a return on average shareholders' equity of 12.83% and a return on average assets of 1.05%. Net income for 2012 decreased 11.3% and diluted earnings per common share decreased 11.5%. Cash dividends paid to shareholders increased 29.7% and loans increased 16.2% while nonperforming assets remained at a relatively low level at 0.45% of total assets.

2012 Executive Compensation Components

For the fiscal year ended December 31, 2012, the principal components of compensation for NEOs were:

•	Base salary;

•	Annual bonus;

•	Long-term equity incentive awards;

•	Retirement benefits;

•	Perquisites and other personal benefits; and

•	Health and welfare benefits.

Base Salary

The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for NEOs are determined for each executive based on their position and responsibility by using available market data adjusted for duties and responsibilities.

During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;

•	internal review of the executive’s compensation, both individually and relative to our other officers;

•	overall individual performance of the executive;

•	scope of responsibilities;

•	experience; and

•	tenure with the Company.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO.  The NEO salaries were approved by the Committee for 2012 based on the CEO’s recommendations for the other NEOs and company performance.  In making its final decision the Committee also considered that equity incentives would likely be offered as part of the NEOs compensation package sometime during 2012.  Equity awards for the NEOs were awarded in August 2012.

After considering all of the relevant factors and the performance of each executive, the Committee decided that Mr. Dawson's salary for 2012 would be set at $450,000 in recognition of his promotion to CEO and President of both Southside Bancshares, Inc. and Southside Bank on January 5, 2012. Messrs. Gibson and Story received a 4.2% increase in base salary for 2012, and Mr. Coogan and Mr. Boyd received increases in base salary of 4.0% and 7.2%, respectively, for 2012.

Annual Bonus

All officers and employees of the Company have historically been paid an annual bonus equal to 12.5% of base salary. While referred to as a bonus, the 12.5% has been paid to all employees for over 30 years and is considered by most employees as part of their base salary even though it is approved as a bonus by the Board.  The Committee has in prior years recommended a special year-end bonus in excess of the 12.5% bonus for NEOs, based on a combination of individual and company performance.  For Messrs. Dawson, Gibson, Story and Coogan the Committee determined that a special year-end bonus was warranted based on overall company performance during 2012.  The Committee considered overall financial performance including capital levels, nonperforming asset levels, net income, earnings per share, return on shareholders’ equity and other performance metrics, combined with overall company objectives achieved and individual NEO performance.  In determining the bonus amounts for Messrs. Dawson, Gibson, Story, and Coogan the committee considered the financial performance results achieved during 2012, including net income, return of equity, return on assets, and the increase in the dividend payout to the shareholders. Specifically, the Committee considered that although the Company had a solid year overall and asset quality remained sound, there was an 11.3% decrease in net income and, in its final analysis, the Compensation Committee decided to reduce the special bonuses for Messrs. Dawson, Gibson, Story, and Coogan when compared to the special bonuses paid during 2011.

After considering all of the factors, the Committee recommended the following special year-end bonuses for the NEOs for 2012: Messrs. Dawson, Gibson and Story each $80,000, a decrease of approximately 22% from 2011, and Mr. Coogan $75,000, a decrease of 42.3% from 2011.  Mr. Coogan's bonus for 2012 did not include an additional amount as it did in 2011, for his contribution in the area of security execution and management. Bonuses for Messrs. Dawson, Gibson, Story and Coogan reflected leadership and the resulting performance in each of the areas of the Company for which they were responsible. Mr. Boyd receives an incentive bonus in his capacity as a commercial lender that is tied to the amount of net revenue he produces. During 2012, Mr. Boyd's incentive bonus was $141,801.

Long-Term Equity Incentive Awards

The Southside Bancshares, Inc. 2009 Incentive Plan provides for the grant of equity awards to our employees, officers or directors.  The primary purpose of the 2009 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.  During 2010 the Compensation Committee approved a Long-Term Equity Plan (the “Plan”) that provides for the grant of equity consistent with the directives in the 2009 Incentive Plan.  The Committee engaged the services of PM&P to assist in guiding the Committee as to what is comparable and customary related to long-term equity plans.  The Plan outlines the type of incentive awards to be granted under the 2009 Incentive Plan and establishes proposed amounts for participants, subject to final approval by the Committee.  We believe these awards align executive performance and achievement with shareholder interests.

NEOs were awarded long-term equity awards with a value equal to a specified percentage of their base salaries, as follows: Mr. Dawson, 50%; Mr. Gibson, 40%; Mr. Story, 40%; Mr. Coogan, 25%; and Mr. Boyd, 25%.  These awards were granted 50% in the form of stock options and 50% in the form of restricted stock units (RSUs).    Details of the equity awards granted to the NEOs are set forth in the tables following the Compensation Discussion and Analysis.  We anticipate additional grants will be made during 2013.

Retirement Benefits

Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide longer-term benefits to the Company.  The Company believes that its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.

Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) plan (the “401(k) Plan”), a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of Mr. Coogan, that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has also entered into split dollar agreements with each of the NEOs, with the exception of Mr. Coogan, which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the summary compensation table in this Proxy Statement.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  The Committee did not review perquisites during 2012, and there were no changes in the types of perquisites provided in 2012.  Perquisites provided to NEOs during 2012 were Company paid club dues and a Company provided automobile, with the exception of Mr. Coogan and Mr. Boyd who received a fixed monthly car allowance.  Club memberships are made available to various officers who are expected to routinely need a place to entertain customers or prospective customers.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents.  The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs.  The benefits include: medical, prescription, dental, employee life, group life and flexible spending accounts.  NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a salary requirement, is a bank provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.

Severance

The Company entered into Employee Agreements with Sam Dawson, President and CEO, and Lee R. Gibson, Senior Executive Vice President and CFO in October 2007.  The Board determined that it was in the best interests of the Company to retain the services and encourage the continued attention and dedication of Messrs. Dawson and Gibson to their assigned duties.  The severance and change in control termination amounts were negotiated based on these NEOs' tenure, scope of responsibilities and other provisions in the agreement.

For a further discussion of the terms of the Employment Agreements, please see the discussion on page 20.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.  The committee intends to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Executive Compensation

The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2012, 2011 and 2010.  This information relates to compensation paid to the NEOs by Southside Bank, as the Company does not directly pay compensation to the NEOs.
2012 SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (8)	Total ($)
Sam Dawson – Chief Executive Officer, President and Director of the Company and Southside Bank.	2012	$450,000	$136,250	$112,489	$112,503	$914,615	$14,526	$1,740,383
	2011	389,400	151,675	77,873	77,895	953,120	43,895	1,693,858
	2010	352,980	144,123	—	—	585,941	23,469	1,106,513
B. G. Hartley – Chairman of the Board of the Company and former Chief Executive Officer of the Company and Southside Bank. (6)	2012	$—	$—	$—	$—	$9,054	$361,589	$370,643
	2011	546,100	239,263	150,181	150,155	19,685	43,410	1,148,794
	2010	509,600	163,700	—	—	—	171,729	845,029
Lee R. Gibson, CPA – Senior Executive Vice President and Chief Financial Officer of the Company and Southside Bank and Director of Southside Bank.	2012	$385,000	$128,125	$76,996	$77,001	$685,015	$12,067	$1,364,204
	2011	369,500	148,187	73,901	73,903	556,031	45,096	1,266,618
	2010	333,000	241,625	—	—	365,499	18,163	958,287
Jeryl Story – Senior Executive Vice President of the Company and Southside Bank and Director of Southside Bank.	2012	$385,000	$128,125	$76,996	$77,001	$809,907	$7,990	$1,485,019
	2011	369,500	149,187	73,901	73,903	752,296	8,682	1,427,469
	2010	333,000	141,625	—	—	419,730	46,493	940,848
Michael L. Coogan, CFA – Executive Vice President, Treasurer and Advisory Director of Southside Bank.	2012	$289,000	$111,125	$36,121	$36,127	$—	$33,213	$505,586
	2011	278,000	164,750	34,753	34,750	—	37,375	549,628
	2010	248,000	121,000	—	—	—	29,080	398,080
Peter M. Boyd – Regional President, Central Texas, and Advisory Director of Southside Bank. (7)	2012	$200,000	$166,801	$25,002	$25,001	$304,229	$124,240	$845,273
	2011	—	—	—	—	—	—	—
	2010	—	—	—	—	—	—	—

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)
For 2012, reflects a regular annual bonus paid to each NEO equal to approximately 12.5% of base salary, and a special year-end bonus paid to each NEO in the following amounts:  Mr. Dawson, Mr. Gibson and Mr. Story $80,000 and Mr. Coogan $75,000. As a commercial lender, Mr. Boyd is paid an incentive bonus.

(3)
Reflects the aggregate grant date fair value of restricted stock units determined in accordance with FASB ASC Topic 718.  As a result of Mr. Hartley’s retirement on January 5, 2012, he will not vest in any restricted stock units granted during 2011, and as such forfeited all of those awards.

(4)
Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.  As a result of Mr. Hartley’s retirement on January 5, 2012, he did not vest in any stock options granted during 2011, and as such forfeited all of those awards.

(5)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Mr. Dawson – $256,357; Mr. Hartley – $6,682; Mr. Gibson – $247,470; Mr. Story – $310,347; and Mr. Boyd – $140,706. The change in pension value for the NEOs under the Restoration Plan were as follows: Mr. Dawson – $658,258; Mr. Hartley – $2,372; Mr. Gibson – $437,545; Mr. Story – $499,560; and Mr. Boyd – $163,523. Mr. Coogan is not a participant in the Pension Plan or the Restoration Plan.  Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(6)	Mr. Hartley retired as CEO of the Company and Southside Bank on January 5, 2012.

(7)
Mr. Boyd was designated as an executive officer of the Company on February 21, 2013. Since Mr. Boyd did not serve as an executive officer of the Company during any part of 2012, he is not required under SEC rules to be included as one of the Company's named executive officers for 2012. However, because the Company only had four executive officers serving as of December 31, 2012, and because we expect Mr. Boyd to be one of the Company's named executive officers in 2013, we have voluntarily chosen to disclose the compensation earned by or paid to Mr. Boyd in 2012.

(8)	Amounts included in this column for 2012 are as follows:

	Dawson	Hartley	Gibson	Story	Coogan	Boyd
Life Insurance (a)	$—	$38,164	$—	$—	$—	$—
Company Provided Automobile (b)	4,989	6,865	6,949	4,892	21,600	19,500
Club Dues (c)	9,537	6,560	5,118	3,098	5,363	4,740
Relocation Bonus	—	—	—	—	—	35,000
Housing Allowance	—	—	—	—	—	65,000
401(k) Matching (d)	—	—	—	—	6,250	—
Director Fees (e)	—	310,000	—	—	—	—
Total	$14,526	$361,589	$12,067	$7,990	$33,213	$124,240

(a)
Mr. Hartley was paid a tax gross-up bonus of $38,164 in accordance with the terms of his split dollar agreement once he retired. The Board has discontinued the payment of any tax gross-up bonuses for officers as well as taking them out of future agreements related to retirement. This was a legacy agreement and not reflective of current Board policy.

(b)
Mr. Dawson, Mr. Hartley, Mr. Gibson, and Mr. Story have use of a Company-provided automobile.  The incremental cost to the Company during 2012 included fuel, maintenance costs and insurance.  The Board approved as a part of Mr. Hartley's Board compensation, to continue to provide him an automobile. Messrs. Coogan and Boyd received auto allowances of $21,600 and $19,500, respectively.

(c)	The incremental cost of Company-provided club dues to the NEOs. The Board approved as part of Mr. Hartley's Board compensation, to continue to provide him with country club memberships.

(d)	Mr. Coogan is an eligible participant in the Company’s 401(k) plan, in which he is 60% vested. During 2012, Mr. Coogan was eligible to receive $6,250 in matching 401(k) contributions.

(e)	Mr. Hartley received $310,000 as Chairman of the Board of the Company.

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2012.

2012 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Sam Dawson	8/2/2012	5,372			$112,489
	8/2/2012		19,036	$20.94	112,503
B. G. Hartley (5)	n/a	—	—	—	—
	n/a	—	—	—	—
Lee R. Gibson	8/2/2012	3,677			76,996
	8/2/2012		13,029	20.94	77,001
Jeryl Story	8/2/2012	3,677			76,996
	8/2/2012		13,029	20.94	77,001
Michael L. Coogan	8/2/2012	1,725			36,121
	8/2/2012		6,218	20.94	36,127
Peter M. Boyd	8/2/2012	1,194			25,002
	8/2/2012		4,303	20.94	25,001

(1)
Reflects restricted stock units (RSUs) granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  The RSUs granted to Messrs. Dawson, Gibson, and Story vest annually in three equal installments and for Messrs. Coogan and Boyd vest annually in four equal installments, all beginning on August 2, 2013, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)
Reflects stock options granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  The stock options granted to Messrs. Dawson, Gibson, and Story vest annually in three equal installments and those granted to Messrs. Coogan and Boyd vest annually in four equal installments, all beginning on August 2, 2013, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor does not assume or otherwise equitably convert the awards.

(3)	The closing price of the Company's common stock per share on August 2, 2012, the grant date.

(4)
Grant date fair value of the RSUs is calculated using the closing stock price on the date of grant. Grant date fair value of the stock options is based on the Black-Scholes option pricing model.  The grant date fair value of awards granted to Messrs. Dawson, Gibson and Story were $5.91 and awards granted to Messrs. Coogan and Boyd were $5.81. The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

(5)	As a result of Mr. Hartley's retirement on January 5, 2012, he was not granted any RSUs or stock options during 2012.

The table below sets forth information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2012:

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (1)	Market Value of Shares or Units of Stock that have not vested ($) (2)
Sam Dawson	6/9/2011	4,645	9,289	$18.28	6/9/2021	3,071	$64,675
	8/2/2012	—	19,036	20.94	8/2/2022	5,559	117,073
B. G. Hartley	n/a	—	—	—	—	—	—
Lee R. Gibson	6/9/2011	4,407	8,813	18.28	6/9/2021	2,917	61,432
	8/2/2012	—	13,029	20.94	8/2/2022	3,805	80,133
Jeryl Story	6/9/2011	4,407	8,813	18.28	6/9/2021	2,917	61,432
	8/2/2012	—	13,029	20.94	8/2/2022	3,805	80,133
Michael L. Coogan	6/9/2011	1,554	4,662	18.28	6/9/2021	1,542	32,475
	8/2/2012	—	6,218	20.94	8/2/2022	1,785	37,592
Peter M. Boyd	6/9/2011	1,040	3,118	18.28	6/9/2021	1,035	21,797
	8/2/2012	—	4,303	20.94	8/2/2022	1,236	26,030

(1)
The options and RSUs were granted under the Southside Bancshares, Inc. 2009 Incentive Plan.  All options granted are for 10-year terms with an exercise price equal to the fair market value on the NASDAQ on the date of grant.  The options and RSUs granted to Messrs. Dawson, Gibson, and Story vest annually in three equal installments and for Messrs. Coogan and Boyd vest annually in four equal installments, all beginning on June 9, 2012 for the 2011 grants and August 2, 2013 for the 2012 grants, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)	Reflects the value calculated by multiplying the number of shares underlying the RSUs by $21.06, which was the closing price of our common stock on December 31, 2012.

Employment Agreements

The Company maintains employment agreements with Sam Dawson, President and CEO, and Lee R. Gibson, Senior Executive Vice President and CFO (the “Employment Agreements”).  The Employment Agreements were entered into as of October 22, 2007 and initially extended through October 22, 2010, with automatic one year term extensions beginning on the first anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  The agreements are now in effect until October 22, 2015.

Mr. Dawson’s Employment Agreement initially provided for an annual base salary of $300,500 and Mr. Gibson’s Employment Agreement initially provided for an annual base salary of $277,500, each to be reviewed no less frequently than annually by the Committee.  The Employment Agreements entitle Messrs. Dawson and Gibson to receive an annual incentive payment of not less than 12.5% of base salary.  The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.

The Employment Agreements entitle Messrs. Dawson and Gibson to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  Finally, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of Messrs. Dawson and Gibson.

The Employment Agreements also provide Messrs. Dawson and Gibson with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control” on page 24 of this proxy statement.

Split Dollar Agreements

In 2004, the Company entered into split dollar agreements with Messrs. Hartley, Dawson, Gibson, Story, and Boyd.  The agreements provide that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives’ lives.  The agreements provide the executives with the right to designate the beneficiaries of the death benefits guaranteed in each agreement.  The agreements originally provided for death benefits of an initial aggregate amount of $3.6 million.  The individual amounts are increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5% for Messrs. Dawson, Gibson, and Story and 3% for Mr. Boyd.  As of December 31, 2012, the expected death benefits totaled $4.7 million.  The agreements also state that after the executive’s retirement date, the Company will pay an annual gross-up bonus to the executive in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.  The expense associated with the post retirement liability was $17,000 for the year ended December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares and the value realized upon vesting of awards for the year ended December 31, 2012 for each of the NEOs. RSUs awarded in June 2011 under the 2009 Incentive Plan vested in accordance with the vesting schedule. There were no stock options exercised by any of the NEOs during the year ended December 31, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sam Dawson	1,484	$31,891
B.G. Hartley	—	—
Lee R. Gibson, CPA	1,409	30,279
Jeryl Story	1,409	30,279
Michael L. Coogan, CFA	497	10,681
Peter M. Boyd	333	7,156
	5,132	$110,286

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2012 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	380,722 (1)	$ 19.76 (2)	825,858 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	380,722	$19.76	825,858

(1)	Reflects stock options and restricted stock units outstanding under the Company's 2009 Incentive Plan.

(2)	Reflects weighted-average exercise price of 332,962 stock options outstanding.

(3)	Reflects shares available for issuance pursuant to the grant or exercise of awards (including full-value stock awards) under the Company’s 2009 Incentive Plan.

2012 PENSION BENEFITS

The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEOs accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2012 to each of the NEOs, under each of the Pension Plan, Restoration Plan and deferred compensation agreements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Sam Dawson	Pension Plan	38.5	$2,221,963	$—
	Restoration Plan	38.5	2,978,362	—
	Deferred Compensation Agreement	N/A	395,781	—
B. G. Hartley (1)	Pension Plan	N/A	$860,675	$152,035
	Restoration Plan	N/A	305,569	53,978
	Deferred Compensation Agreement	N/A	720,841	567,412
	Retirement Agreement	N/A	975,458	208,333
Lee R. Gibson, CPA	Pension Plan	28.417	$1,140,518	$—
	Restoration Plan	28.417	1,516,391	—
	Deferred Compensation Agreement	N/A	173,119	—
Jeryl Story	Pension Plan	33.167	$1,671,616	$—
	Restoration Plan	33.167	2,017,609	—
	Deferred Compensation Agreement	N/A	242,719	—
Michael L. Coogan, CFA (2)	Pension Plan	N/A	$—	$—
	Restoration Plan	N/A	—	—
	Deferred Compensation Agreement	N/A	—	—
Peter M. Boyd	Pension Plan	14.083	$612,080	$—
	Restoration Plan	14.083	290,095	—
	Deferred Compensation Agreement	N/A	72,637	—

(1)
As a result of Mr. Hartley’s retirement on January 5, 2012, he began receiving payments in accordance with the terms of his deferred compensation agreement.  In January 2012, the Company paid Mr. Hartley $468,412, and on February 1, 2012, the Company began paying Mr. Hartley $9,000 per month, in accordance with his deferred compensation agreement.  Monthly payments under his retirement agreement began on August 1, 2012.

(2)	Mr. Coogan is not eligible to participate in the Pension Plan or the Restoration Plan and does not have a Deferred Compensation Agreement.

Pension Plan

The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.

Entrance into the Pension Plan by new employees was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the plan.  All participants in the Plan are fully vested.  All of our NEOs at December 31, 2012 were participants in the Plan, with the exception of Mr. Coogan.  Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.

The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date

Formula (1) is an amount equal to:

2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS

1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS

0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Formula (2) is an amount equal to:

0.90% of Final Average Monthly Compensation times Credited Service, PLUS

0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Benefit Formula Definitions

Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.

Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.

Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.

Mr. Hartley began receiving payments out of the Pension Plan without retiring upon reaching age 65 under prior language in the plan that allowed all participants to begin receiving payments at age 65, regardless of their employment status.  The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan.  All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan, which included Mr. Hartley.  None of the other NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.

The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2012, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

FASB ASC Topic 715 Discount Rate as of 12/31/11    4.84%

FASB ASC Topic 715 Discount Rate as of 12/31/12    4.08%

Expected Retirement Age            65

Post-Retirement Mortality            RP - 2000 Mortality Table for males and females projected to 2022 with Scale AA

Pre-Retirement Mortality, Disability or Turnover    None

Form of Payment

•Qualified Retirement Plan        10-Year Certain & Life Annuity
•Nonqualified Restoration Plan        10-Year Certain & Life Annuity

For a further discussion of the FASB ASC Topic 715 assumptions, please see Note ___ to our consolidated financial statements on Form 10-K, filed with the SEC on March ___, 2013.

Restoration Plan

The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2012, for example, the ceiling was $250,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.

Deferred Compensation Agreements

The Company entered into a deferred compensation agreement with Mr. Hartley effective February 13, 1984.  The Company entered into deferred compensation agreements with each of Messrs. Dawson, Gibson and Story effective June 30, 1994 and Mr. Boyd effective January 8, 2009.  The deferred compensation agreements provide additional compensation to the executives upon retirement or other qualifying termination of service.

Mr. Hartley’s deferred compensation agreement provides that upon a termination of employment by reason of death, retirement or an involuntary termination by the Company other than for cause, he will be entitled to receive $468,412 in a lump sum and $800,000 payable monthly over 15 years, plus an additional $4,000 per month payable until death. Mr. Hartley retired on January 5, 2012, and consistent with his deferred compensation agreement, he was paid the $468,412 during January 2012, and he began receiving $9,000 per month on February 1, 2012.

Under the terms of their deferred compensation agreements, Messrs. Dawson, Gibson, Story, and Boyd are entitled to receive $500,000, $400,000, $400,000 and $300,000, respectively, payable monthly over 10 years, if the executive remains in the employment of Southside Bank until his retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a Change in Control (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a Change in Control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a Change in Control, a termination by the executive for “good reason” shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

Retirement Agreement with Mr. Hartley

On November 7, 2008, the Company, Southside Bank and Mr. Hartley, entered into a Retirement Agreement (which replaced a previous retirement arrangement with Mr. Hartley).

The Retirement Agreement provides that if Mr. Hartley voluntarily retires as an employee and officer of the Company, he shall simultaneously retire as an employee and officer of Southside Bank, but that the parties expect that he shall continue his services on the boards of directors of the Company and Southside Bank.

The Retirement Agreement provides that in each of the five years after his “separation from service” (as defined under Section 409A of the Internal Revenue Code of 1986), regardless of whether the separation is by reason of retirement, death or otherwise, the Company shall pay Mr. Hartley $250,000 per year, subject to a 5% increase per year after the first year.  The Company shall continue to make payments to Mr. Hartley’s estate or beneficiaries in the event of his death during the five year period.  In addition, Mr. Hartley shall be entitled to participate in all plans, programs, practices and policies maintained by the Company at that time with respect to retirement or termination of employment.

Mr. Hartley retired on January 5, 2012, and in accordance with this agreement, Mr. Hartley began receiving monthly payments on August 1, 2012.

Potential Payments Upon Termination or Change in Control

The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of employment under various circumstances, assuming that a termination of employment occurred on December 31, 2012.

Employment Agreements

Upon termination of their employment, Messrs. Dawson, Gibson, Story, Coogan and Boyd would receive compensation and benefits for which they had already vested.  This would include accrued but unpaid salary, accrued and unused vacation pay, any balance under the 401(k) plan.  In addition, Messrs. Dawson, Gibson, Story and Boyd would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under their deferred compensation agreements.

In addition the Company has employment agreements with Messrs. Dawson and Gibson, which govern the terms of each executive’s payments and benefits upon termination or Change in Control, as summarized below.

Termination by the executive except for Good Reason; termination by the Company with Cause.  If an executive terminates his employment without Good Reason (as defined in the Employment Agreements) or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.

Termination by the executive for Good Reason; termination by the Company without Cause. If an executive terminates his employment for Good Reason or the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	his accrued salary;

•	accrued pay in lieu of unused vacation; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).

Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).

Termination due to death or Disability.  If an executive’s employment is terminated due to death or Disability (as defined in the Employment Agreements), he (or his estate) will receive accrued salary and Other Benefits.

Change in Control.  If an executive’s employment is terminated due to a Change in Control, he will be entitled to the same payments and benefits as if he had been terminated without Cause.  However, instead of the severance payment described above, the severance payment will be calculated as follows:

(a) if the termination occurs more than six (6) months prior to a Change of Control or more than two (2) years after the occurrence of a Change of Control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or

(b) if the termination occurs within six months prior or within two years after the occurrence of a Change of Control, the severance payment shall be the product of 2.99 times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

Restrictive Covenants.  The Employment Agreements contain confidentiality provisions and subject Messrs. Dawson and Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period following termination of employment.

Reduction in Certain Benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.

The following table quantifies the severance payments payable to Messrs. Dawson and Gibson pursuant to their employment agreements in the event their employment is terminated without Cause for Good Reason, or in connection with a Change in Control, and assumes a termination date of December 31, 2012.

Reason for Termination	Dawson	Gibson
By the Company without Cause or By the Executive for Good Reason	$1,274,000	$1,091,000

Termination in connection with a Change in Control	$1,776,000	$1,564,000

Split Dollar Agreements

Under the terms of the split dollar agreements with Messrs. Hartley, Dawson, Gibson, Story and Boyd, upon a termination of employment by reason of death, disability (as defined in the split dollar agreements), or retirement at or after age 65, or a termination following a Change in Control (as defined in the split dollar agreements), payment of the specified death benefits under the split dollar agreements would be triggered.  If the executive’s employment is terminated for Cause (as defined in the split dollar agreements), he will forfeit benefits under the split dollar agreements.  Mr. Coogan does not have a split dollar agreement.

The following table quantifies the death benefit payable to the beneficiaries of Messrs. Hartley, Dawson, Gibson, Story and Boyd pursuant to their split dollar agreements in the event their employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2012.

Reason for Termination	Dawson	Hartley	Gibson	Story	Boyd
Death benefit while still employed by the Company at time of death (1)	$1,108,000	$—	$1,034,000	$1,034,000	$405,000
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$900,000	$1,092,000	$770,000	$770,000	$342,000

(1) As a result of Mr. Hartley's retirement on January 5, 2012, Mr. Hartley is no longer eligible for this death benefit.

Pension Plan, Restoration Plan, Deferred Compensation Agreements and Retirement Agreement

For a description of the termination or Change in Control benefits under the Pension Plan, Restoration Plan, deferred compensation agreements and the Retirement Agreement with Mr. Hartley, please see the discussion following the 2012 Pension Benefits table.

Director Compensation

The Company pays its non-employee directors and the Chairman of the Audit Committee monthly fees of $4,750 and $5,750, respectively.  In addition, non-employee directors, who are also directors of Southside Bank, are paid $500 per regular Southside Bank board meeting.  In addition, during 2012, the Company and Southside Bank paid non-employee directors a bonus of $10,000 and $1,500, respectively.

Sam Dawson, the Company’s CEO and President, is not included in the table below, as he is an officer of the Company, and thus received no compensation for his service as a director of the Company.  B. G. Hartley, the Company’s Chairman of the Board was also the Company's CEO for a few days in 2012 until his retirement on January 5, 2012. The compensation received by Messrs. Hartley and Dawson is shown in the Summary Compensation table.

2012 DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Herbert C. Buie (1)	$75,000	$75,000
Alton Cade (2)	75,000	75,000
John R. (Bob) Garrett (3)	74,000	74,000
B.G. Hartley (4)	—	—
Melvin B. Lovelady, CPA (5)	87,000	87,000
Joe Norton (6)	75,000	75,000
Paul W. Powell (7)	75,000	75,000
William Sheehy (8)	75,000	75,000
Robbie N. Edmonson (9)	—	128,699
Preston Smith (10)	74,000	74,000
Donald W. Thedford (11)	75,000	75,000
Lawrence Anderson, M.D. (12)	74,000	74,000
Pierre de Wet (13)	75,000	75,000

(1)	Herbert C. Buie was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(2)	Alton Cade was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(3)	John R. (Bob) Garrett was compensated $7,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(4)	Since B.G. Hartley was employed as CEO from January 1-5, 2012, his director compensation for the balance of 2012 is included in the 2012 Summary Compensation Table on page 17.

(5)	Melvin B. Lovelady, CPA was compensated $8,000 and $79,000 for serving as director of Southside Bank and the Company, respectively.

(6)	Joe Norton was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(7)	Paul W. Powell was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(8)	William Sheehy was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(9)
Robbie N. Edmonson, the Company’s Vice Chairman of the Board, is an officer and director of Southside Bank and the Company and received no compensation for his service as director of Southside Bank or the Company. Mr. Edmonson received compensation in his capacity as an officer of Southside Bank. Included in his compensation of $128,699, is a change in pension value of $22,078.

(10)	Preston L. Smith was compensated $7,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(11)	Donald W. Thedford was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(12)	Lawrence Anderson, M.D. was compensated $7,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

(13)	Pierre de Wet was compensated $8,000 and $67,000 for serving as director of Southside Bank and the Company, respectively.

COMMITTEES OF SOUTHSIDE BANK

Executive Committee and Loan/Discount Committee of Southside Bank

The Executive Committee is authorized to act on behalf of the board of directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Messrs. Anderson, Buie, Cade, de Wet, Garrett, Hartley (Chairman), Lovelady, Norton, Powell, Sheehy, Smith and Thedford, who are directors of Southside Bank and the Company but are not officers or employees of either Southside Bank or the Company.  Also serving are Messrs. Edmonson and Dawson who are directors and officers of the Company and Southside Bank and Messrs. Story and Gibson who are officers of the Company and Southside Bank and directors of Southside Bank.  In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Executive Committee and the Loan/Discount Committee of Southside Bank met weekly to discharge responsibilities of both committees at a combined meeting and met fifty times in 2012.

Trust Committee of Southside Bank

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  Messrs. Buie, Cade, Edmonson, Garrett, Hartley, Powell, Sheehy, Smith, Thedford, and Dawson (Chairman), directors of the Company and Southside Bank, serve on this committee.  Dr. John Walker is an advisory director of Southside Bank and serves as a member of the Trust Committee.  Jeryl Story and Lee Gibson serve as advisory members and both are officers of the Company and Southside Bank and directors of Southside Bank.  Doug Bolles, Raymond Cozby, and Kathy Hayden, officers of Southside Bank, also serve on this committee.  George Hall and Cayla Washburn, officers of Southside Bank, are advisory members of the Trust Committee.  Messrs. Buie, Cade, Garrett, Gollob, Powell, Sheehy, Smith, Thedford and Walker are not officers or employees of the Company or Southside Bank.  The Trust Committee met twelve times in 2012.

Compliance, Electronic Data Processing (EDP) and Community Reinvestment Act (CRA) Committee of Southside Bank

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities.  The Compliance/EDP/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank who are not officers or employees.  Those directors are Messrs. Cade, Garrett, Lovelady (Chairman), Norton, Sheehy and Thedford.  The Compliance/EDP/CRA Committee met twelve times in 2012.

Investment/Asset-Liability Committee (ALCO) of Southside Bank

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies.  The members of the Committee are Messrs. Anderson, Buie, de Wet, Garrett, Hartley, Lovelady, Norton, Powell and Smith who are directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an advisory director of Southside Bank and an advisory member of ALCO.  None of the foregoing individuals are officers or employees of the Company or Southside Bank.  Messrs. Dawson and Edmonson, who are officers and directors of the Company and Southside Bank, serve with Messrs. Gibson (Chairman) and Story, officers of the Company and Southside Bank and directors of Southside Bank.  Also serving on the committee are Peter Boyd, Jane Coker, Michael L. Coogan, George Hall, Randal Hendrix and Lonny Uzzell, officers and advisory directors of Southside Bank.  Tim Alexander, Bill Clawater, Suni Davis, Brian McCabe, Mike Northcutt, and Cayla Washburn, each officers of Southside Bank also serve on the committee.  The Investment/Asset-Liability Committee met twelve times in 2012.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

The board of directors reviews and discusses each potential transaction with a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove the transaction.  Directors or executive officers who are interested in a particular transaction do not vote on the transaction with respect to which they are interested.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.

Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the board of directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the board of directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the board of directors.  The Company expects similar transactions to occur in the future with its executive officers and directors as well as directors and officers of Southside Bank.  In addition, Billie Boyd Hartley, the spouse of B. G. Hartley, and Jane Hartley Coker, the daughter of B. G. Hartley are employed by Southside Bank and received compensation of $161,801 and $440,519, respectively, in 2012. Included in this compensation is a change in pension value for Billie Boyd Hartley and Jane Hartley Coker of $2,790 and $179,920, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2012 all Section 16(a) filing requirements were complied with except that:

•	Director Dr. Lawrence Anderson filed a late Form 4 on August 21, 2012 to report the purchase of 100 shares of the Company's common stock on April 13, 2012.

•
Director B. G. Hartley filed a late Form 4 on March 29, 2012 for the forfeiture of RSUs due to his retirement on January 5, 2012 and filed a late Form 4 on December 31, 2012 for a required minimum distribution from the company ESOP plan on December 20, 2012.

•	Director William Sheehy filed a late Form 4 on August 17, 2012 to report the purchase of 1,500 shares of the Company's common stock on August 2, 2012.

•	Director Preston Smith filed a late Form 4 on January 18, 2013 to report the purchase of 1,090 shares of the Company's common stock on September 22, 2011.

•	Director Don Thedford filed a late Form 4 on September 7, 2012 to report the purchase of 500 shares of the Company's common stock on August 24, 2012.

RESTATE CURRENT ARTICLES OF INCORPORATION
(PROPOSAL 2)

On February 21, 2013, the Board unanimously adopted resolutions (i) approving, subject to the approval of the Company's shareholders, a restated certificate of formation which conforms the Company's current Articles of Incorporation (the “current articles”) to the provisions of the Texas Business Organizations Code (the “TBOC”) and updates the current articles, and (ii) recommending that the Company's shareholders approve the restated certificate of formation.

The TBOC was promulgated to modernize and consolidate the existing law governing Texas business entities. The TBOC took effect on January 1, 2006. However, Texas entities formed prior to January 1, 2006 were not subject to the TBOC until January 1, 2010. After January 1, 2010, all entities formed in Texas, regardless of their date of formation, became governed by the TBOC. The Company was incorporated in Texas in 1982, and thus did not become subject to the TBOC until January 1, 2010. The TBOC provides that any Texas corporation formed prior to January 1, 2006 is not considered to have failed to comply with the TBOC if the corporation's certificate of formation did not comply with the requirements of the TBOC as of January 1, 2010. However, any such corporation must conform its certificate of formation to the TBOC when the corporation next files an amendment to its certificate of formation.

One of the most significant impacts of the TBOC was the standardization of the statutory terminology relating to Texas corporations and other business entities. For example, the TBOC provides that the primary governing document for a corporation is referred to as a “certificate of formation,” whereas the charter of a corporation such as the Company was previously referred to as “articles of incorporation.” As a result, the majority of the amendments to the current articles made by the restated certificate of formation relate to the new terminology created by the TBOC.

The Board believes it is in Company's best interests to adopt the restated certificate of formation at the Annual Meeting as opposed to waiting to do so when the Company might otherwise seek to amend the current articles. The restated certificate of formation will modernize the current articles and conform the current articles to the provisions of the TBOC. In addition, the restated certificate of formation will conform the current articles to the Company's Amended and Restated Bylaws, which the Company adopted in order to conform the Company's bylaws to the TBOC and to generally modernize the Company's bylaws.

If the Company's shareholders vote to approve the restated certificate of formation, the Company will have the authority to file the restated certificate with the Texas Secretary of State, and the restated certificate of formation will become effective upon its filing. The table below sets forth the material amendments to the current articles made by the restated certificate of formation. The full text of the restated certificate of formation is set forth in Appendix A.

Section of Current Articles	Section of Restated Certificate	Change Effected by the Restated Certificate
One, Three	One, Three
Article One and Three have been revised to state that the Company is a “for-profit” corporation in accordance with the TBOC requirement that the certificate of formation of a Texas corporation must specify the corporation's entity type.

Eleven	Eleven
The reference to the number of the Company's directors has been changed from ten (10) to fourteen (14) to reflect the current number of directors comprising the Board and the list of the Company's directors has been updated to reflect the names of the current directors.
The provision describing the terms of the Company's three classes of directors has been revised to remove outdated references to the years in which the terms of the initial directors in each class expired and to conform to the same provision in the Company's Amended and Restated Bylaws.

Twelve	Twelve	All references to “Incorporator” have been replaced with “organizer” in accordance with the terminology of the TBOC.

Title, Thirteen	Title, Thirteen	All references to “articles of incorporation” have been replaced with “certificate of formation” in accordance with the terminology of the TBOC.

The Board of Directors recommends a vote FOR the Restated Certificate of Formation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2011 and from January 1, 2012 through August 7, 2012. On August 2, 2012, the Audit Committee approved the appointment of EY as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2012 (including with respect to the Company's quarterly period ending September 30, 2012).

Independent Registered Public Accounting Firm Fees

The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2012 and 2011, to PwC, the Company’s previous independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2012	2011
Audit Fees	$405,000	$545,000
Tax Fees	28,840	30,000
All Other Fees (a)	44,919	21,071
Total Fees (b)	$478,759	$596,071

(a)
Fees for use of the PwC online research financial library, change in auditor procedures, consent delivered in connection with filing a registration statement on Form S-3 and reviewing response to SEC comment letter.

(b)	The above fees exclude out-of-pocket reimbursed travel expenses of $37,636 and $32,862 for the years ended December 31, 2012 and 2011, respectively.

The following table sets forth aggregate fees incurred by the Company for the fiscal year ended December 31, 2012, to EY, the Company's current independent registered public accounting firm. All fees were pre-approved by the Audit Committee.

YEAR ENDED
2012
Audit Fees	$423,000
Tax Fees	—
All Other Fees (a)	1,320
Total Fees (b)	$424,320

(a)Fees for consultation on SEC comment letter.

(b)	The above fees exclude out-of-pocket reimbursed travel expenses of $24,056 for the year ended December 31, 2012.

Relationships with Independent Registered Public Accounting Firm

As previously disclosed, on August 2, 2012, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm, effective as of the date of PwC’s completion of its interim, quarterly review services for the second quarter ended June 30, 2012 and the filing of the Company’s Quarterly Report on Form 10-Q.

The audit reports of PwC on the consolidated financial statements as of and for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2011 and during the subsequent periods through August 7, 2012, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the ineffectiveness of the Company's internal control over financial reporting due to the material weaknesses mentioned below that were previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and Current Report on Form 8-K filed with the SEC on March 13, 2012. The audit reports of PwC on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PwC's report on the effectiveness of internal control over financial reporting as of December 31, 2011 included an adverse opinion on the Company's internal control over financial reporting due to the effect of material weaknesses identified during the audit of the financial statements for the fiscal year ended December 31, 2011 related to (1) security price verification controls and (2) controls to evaluate impairment of FHLB advance option fees.

The Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

Newly Engaged Independent Registered Public Accounting Firm

As previously disclosed, on August 2, 2012, the Audit Committee approved the appointment of EY as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2012 (including with respect to the Company’s quarterly period ending September 30, 2012). During the two fiscal years ended December 31, 2011 and 2010 and through August 7, 2012, neither the Company, nor anyone on its behalf, consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by EY that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

EY has been selected by the Audit Committee as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The Company’s Audit Committee makes the appointment of the independent registered public accounting firm annually.  The decision of the Audit Committee is based on both the audit scope and estimated audit fees.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Auditor Fees Pre-Approval Policy

The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently EY.  The Policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit and non-audit services provided by PwC and EY during 2012.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

The Audit Committee of the Board has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  EY has served as the Company’s independent registered public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as what we believe is a matter of good corporate practice.  If the shareholders do not ratify the appointment of EY, then the appointment of an independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.  Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2013.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2012, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary of the Company, Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website: www.southside.com/investor, under the topic Documents.

SHAREHOLDER PROPOSALS

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2014 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 21, 2013.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2014 proxy solicitation materials.

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2014 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2014 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than December 19, 2013 and no later than January 18, 2014.

For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2014 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in its discretion if: (1) the proposal is received before January 18, 2014 and we advise shareholders in the 2014 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before January 18, 2014.

GENERAL

The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. HARTLEY
B. G. Hartley
Chairman of the Board
Tyler, Texas
March 6, 2013

APPENDIX A

RESTATED
CERTIFICATE OF FORMATION
(With Amendments)
OF
SOUTHSIDE BANCSHARES, INC.
Pursuant to the Texas Business Organizations Code (the “TBOC”), Southside Bancshares, Inc., a Texas corporation (the “Corporation”), hereby adopts this Restated Certificate of Formation (with Amendments) (the “Restated Certificate”), which accurately reflects the original Certificate of Formation of the Corporation and all previous amendments thereto that are in effect (collectively, the “Original Certificate”) as further amended by such Restated Certificate as hereinafter set forth:
1.    The name of the Corporation is Southside Bancshares, Inc., a for-profit corporation.

2.	The Corporation was formed as a for-profit corporation on August 11, 1982, and issued file number 61819600 by the Secretary of State of the State of Texas.

3.
Articles One, Two, Three, Eight, Nine, Ten, Eleven, Twelve and Thirteen of the Original Certificate are each amended and restated in their entirety to read as set forth in Articles One, Two, Three, Eight, Nine, Ten, Eleven, Twelve and Thirteen of the Restated Certificate.

4.
The amendments to the Original Certificate described in Paragraph 3 above have been made in accordance with the provisions of the TBOC. The amendments to the Original Certificate and the Restated Certificate have been approved in the manner required by the provisions of the TBOC and the governing documents of the Corporation.

5.
The Restated Certificate attached hereto as Exhibit A accurately states the text of the Original Certificate as restated by the Restated Certificate. The attached Restated Certificate does not contain any other change except for the information permitted to be omitted by the provisions of the TBOC applicable to the Corporation. The Original Certificate and all amendments and supplements thereto are hereby superseded by the Restated Certificate attached hereto.

6.    This document becomes effective when filed by the Secretary of State of the State of Texas.

The undersigned affirms that the person designated as registered agent in the Restated Certificate has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Restated Certificate.

Date: ______________, 2013
By: ___________________________________
Name:
Title:

Exhibit A:

RESTATED
CERTIFICATE OF FORMATION
OF
SOUTHSIDE BANCSHARES, INC.

ARTICLE ONE

The name of the for-profit Corporation formed hereby is Southside Bancshares, Inc. (the “Corporation”).

ARTICLE TWO

The period of the Corporation's duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are:

(a)
To engage in the acquisition and ownership of equity or debt securities of national or state banks; the acquisition and ownership of equity or debt securities of other corporations, and the conduct of such other businesses as will not be in violation of any state or national laws, including banking laws, or rules or regulations promulgated from time to time thereunder; and

(b)     To engage in all other lawful acts or activities for which for-profit corporations may be organized under the laws of the State of Texas.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation shall have authority to issue is 40,000,000 shares of common stock, $1.25 par value per share.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00.

ARTICLE SIX

The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.

ARTICLE SEVEN

The shareholders of the Corporation shall not have preemptive rights.

ARTICLE EIGHT

The Corporation, at the option of the Board of Directors, may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, and to any further extent that may be allowed by law.

ARTICLE NINE

No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise or organization of which one or more of the Corporation's directors or officers are officers, directors, security holders, members or employees or in which they are otherwise financially interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction or signs, in such person's capacity as a director or committee member, a unanimous written consent of the Board of Directors or a committee thereof authorizing the contract or transaction, if (a) the material facts as to the director's or officer's relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or a committee thereof, and the Board of Directors or a committee thereof in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested directors or committee members, even if the disinterested directors or committee members constitute less than a quorum; or (b) the material facts as to the director's or officer's relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof or the shareholders.

ARTICLE TEN

The address of the Corporation's Registered Office is 1201 S. Beckham, Tyler, Texas 75701, and the name of the Corporation's Registered Agent at such address is Leigh Anne Rozell.

ARTICLE ELEVEN

The number of directors shall be set at fourteen (14) until changed in the manner provided in the By-Laws of the Corporation, except that no such change shall shorten the term of an incumbent director. The directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors. The terms of office of the initial directors constituting the first class expired at the first annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), the terms of office of the initial directors constituting the second class expired at the second annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and the terms of office of the initial directors constituting the third class expired at the third annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders). The members of each class shall hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the By-Laws. In any such event, such director's successor shall become a member of the same class of directors as his predecessor.

The names of the current directors are listed below and the address of each of the directors is 1201 South Beckham Avenue, Tyler, Texas 75701.

Lawrence Anderson, M.D.	B. G. Hartley
Herbert C. Buie	Melvin B. Lovelady
Alton Cade	Joe Norton
Sam Dawson	Paul W. Powell
Pierre de Wet	William Sheehy
Robbie N. Edmonson	Preston L. Smith
John R. Garrett	Donald W. Thedford

ARTICLE TWELVE

The name and address of the Corporation's organizer is Gary F. Kissiah, 1400 United Bank Tower, 400 West 15th Street, Austin, Texas 78701.

ARTICLE THIRTEEN

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article or adoption of any other provision of this Certificate of Formation inconsistent with this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

A	The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.
1. Election of Directors

		For	Withhold			For	Withhold			For	Withhold
01 -	Alton Cade	☐	☐	02 -	Pierre de Wet	☐	☐	03 -	B. G. Hartley	☐	☐

04 -	Paul W. Powell	☐	☐	05 -	Donald W. Thedford	☐	☐

For     Against     Abstain
2. Approval of a Restated Certificate of Formation ☐ ☐ ☐
in order to conform the Company's current Articles
of Incorporation to the requirements of the Texas
Business Organizations Code.

For     Against     Abstain
3. Ratify the appointment by our Audit Committee ☐ ☐ ☐
of Ernst & Young LLP to serve as the independent
registered public accounting firm for the Company
for the year ended December 31, 2013.

B	Non-Voting Items
Change of Address- Please print new address below Comments - Please print your comments below

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Note: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.		Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The Annual Meeting will be held at Villa Di Felicita, 7891 Hwy 110 N, Tyler, Texas, on Thursday, April 18, 2013, 4:00 p.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 18, 2013. The Company's Proxy Statement and Annual Report are available at http://www.southside.com/investor/proxymaterials.

Lawrence Anderson, M.D., Herbert C. Buie, John R. (Bob) Garrett, Melvin B. Lovelady, Joe Norton, William Sheehy and Preston Smith or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 18, 2013 or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)